Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

September 18, 2025

Wellgistics Health, Inc. 3000 Bayport Drive, Suite 950 Tampa, FL 33607

Ladies and Gentlemen:

We have acted as counsel to Wellgistics Health, Inc. a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-288932), as may be amended (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer, issuance and sale by the Company of (i) such number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company having an aggregate offering price of up to $7,500,000 (the “Shares”); (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase such number of shares of Common Stock having an aggregate offering price of up to $7,500,000 (the “Pre-Funded Warrant Shares”); (iii) warrants (the “Common Stock Warrants”) to purchase such number of shares of Common Stock having an aggregate offering price of up to $7,500,000 (the “Common Warrant Shares”); and (iv) warrants issued to H.C. Wainwright & Co. (“HCW”), as placement agent (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants and the Purchaser Warrants, the “Warrants”) to purchase such number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock to be sold pursuant to the Registration Statement, with an exercise price equal to 125% of the public offering price per share of Common Stock (the “Placement Agent Warrant Shares” and together with the Pre-Funded Warrant Shares and Common Warrant Shares, the “Warrant Shares”), all pursuant to one or more securities purchase agreements (each, a “Purchase Agreement”), by and between the Company and each of the purchasers identified on the signature pages thereto (collectively, the “Purchasers”), and in accordance with that certain Engagement Letter, dated as of July 3, 2025 (the “Engagement Letter”), by and between the Company and HCW, as applicable.

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and Prospectus, the Engagement Letter, the form of Purchase Agreement and the forms of each of the Warrants, each as filed as exhibits to the Registration Statement (together with the Engagement Letter, the “Transaction Documents”), the certificate of incorporation and bylaws of the Company, and such other agreements, instruments, resolutions of the board of directors of the Company and committees thereof, corporate records, and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We also have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, with your consent, such certificates, representations and assurances, and public filings, as to factual matters we have deemed necessary or appropriate without having independently verified such factual matters.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Wellgistics Health, Inc.

September 18, 2025

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. The Shares have been duly authorized by the Company and if, when and to the extent any Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including payment in full of any and all consideration required for such Common Shares), such Shares will be validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized by the Company, and if, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions of, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including due and proper exercise of the relevant Warrant(s) in accordance therewith and payment in full of any and all consideration for such Warrant Shares as required thereunder), such Warrant Shares will be validly issued, fully paid and nonassessable.

3. The Warrants (i) have been duly authorized by the Company, and (ii) when executed and delivered by the Company in accordance with the terms of the Purchase Agreement or Engagement Letter (as applicable) will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth in paragraph 3(ii) above, is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection, or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect, or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, or (ii) waivers by the Company of any statutory or constitutional rights or remedies. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Wellgistics Health, Inc.

September 18, 2025

In rendering the foregoing opinions, we have assumed, with your consent and without independent verification, that: (i) each agreement, instrument or other document we have reviewed or that is referenced herein (including, without limitation, each of the Transaction Documents) has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and all representations and warranties set forth in the Transaction Documents and in any other documents we have reviewed are, and when any Securities are issued will be, true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Transaction Documents and in any other documents we have reviewed are, and when any Securities are issued will be, its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (vii) after any issuance of Shares and/or Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, plan or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

The forgoing opinion is limited to the Delaware General Corporation Law and with respect to the opinion set forth in paragraph 3(ii) above, the laws of New York, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC